PRESS RELEASE

ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FIRST QUARTER 2018 RESULTS
Atlanta, GA - April 26, 2018 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced net income of $5.0 million, or $0.19 per diluted share, compared to a loss of $15.3 million, or ($0.60) per diluted share, in the fourth quarter of 2017.
First Quarter Highlights(1)

•	Grew loans held for investment by $25 million to $1.96 billion from December 31, 2017.

•	Grew commercial and industrial loans by $21 million to $636 million from December 31, 2017.

•	Reported net interest margin of 3.51%, an increase of 12 basis points from the fourth quarter of 2017.

•	Reported nonperforming assets to total assets of 0.13% and annualized net charge-offs to average loans of 0.05%.

•	Increased noninterest income $415,000 to $4.0 million compared to the fourth quarter of 2017.

•	Decreased noninterest expense $2.2 million to $18.4 million compared to the fourth quarter of 2017.
“These improved results reflect solid growth in our core corporate and business banking activities, higher loan yields, and the benefit of our cost reduction initiatives undertaken in prior quarters. We anticipate continued improvement in operating results throughout 2018 and into next year,” explained Douglas Williams, President and Chief Executive Officer.
Income Statement(1)
Net interest income increased to $21.6 million in the first quarter of 2018 from $21.3 million in the fourth quarter of 2017, primarily as a result of higher loan yields and higher loan balances. Net accretion income on acquired loans totaled $448,000 in the first quarter of 2018 compared to $686,000 in the fourth quarter of 2017.
Net interest margin was 3.51% in the first quarter of 2018, an increase of 12 basis points from the fourth quarter of 2017. The accretion from the acquired loan discount and amortization of time deposit premium contributed 9 basis points to the net interest margin in the first quarter of 2018 compared to 12 basis points in the fourth quarter of 2017.
Loan yields in the first quarter of 2018 increased 13 basis points to 4.74% from the fourth quarter of 2017 as a result of the increases in the federal funds rate and 1 month LIBOR, offset by a decrease in accretion income. Accretion income contributed 9 basis points to the loan yield in the first quarter of 2018 compared to 15 basis points in the fourth quarter of 2017.
The cost of total deposits in the first quarter of 2018 was 0.57%, an increase of 5 basis points from the fourth quarter of 2017. The cost of interest bearing deposits increased 8 basis points to 0.81% from the fourth quarter of 2017, driven by increased competition for deposits.
The provision for loan losses was $772,000 in the first quarter of 2018 compared to $282,000 in the fourth quarter of 2017. The first quarter included net charge offs of $231,000 compared to a net recovery of $192,000 in the fourth quarter of 2017.
Noninterest income totaled $4.0 million in the first quarter of 2018, an increase of $415,000 from the fourth quarter of 2017. SBA income increased $459,000 in the first quarter of 2018 from the fourth quarter of 2017 due to a higher volume of SBA loan sales.
(1) Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income and net interest margin are provided on a fully taxable-equivalent basis, which generally assumes a 21% marginal tax rate for 2018 and 35% for 2017 and prior. We provide detailed reconciliations in the Non-GAAP Performance and Financial Measures Reconciliation table beginning on page 11. See Non-GAAP Financial Measures below for additional information.

The closing on the sale of the Southeastern Trust Company is expected to occur in the second quarter of 2018 and result in a gain of approximately $1.7 million. Quarterly expense savings are expected to be approximately $450,000 to $500,000 but will be offset by an expected decrease in quarterly trust income of approximately $518,000, based on first quarter 2018 results.
Noninterest expense totaled $18.4 million in the first quarter of 2018 compared to $20.6 million in the fourth quarter of 2017. Salaries and employee benefits expense decreased by $1.2 million in the first quarter of 2018 to $12.1 million and included $1.1 million in severance expense and seasonally higher payroll taxes. Professional fees decreased $448,000 from lower legal and consulting fees. The first quarter of 2018 included a write down on other real estate owned of $227,000 on a previously closed branch.
Balance Sheet
Total loans were $1.96 billion at March 31, 2018, an increase of $24.9 million from December 31, 2017. Loans held for investment were $1.96 billion at March 31, 2018, an increase of $25.6 million from December 31, 2017, as commercial and industrial loans grew $20.8 million during the quarter from an increase in new loan originations and increased balances on existing loans.
At March 31, 2018, the allowance for loan losses was $19.9 million, or 1.01% of loans held for investment, compared to $19.3 million, or 1.00% of loans held for investment as of December 31, 2017. Annualized net charge-offs to average loans totaled 0.05% in the first quarter of 2018. Nonperforming assets totaled $3.4 million, or 0.13% of total assets, as of March 31, 2018, compared to $4.1 million, or 0.14% of total assets, as of December 31, 2017.
Total average deposits for the first quarter of 2018 were $2.15 billion, a decrease of $41.0 million from the fourth quarter of 2017. This decrease was the result of seasonal volatility and a large increase in temporary deposits during the fourth quarter of 2017. Average noninterest bearing deposits accounted for 29.7% of average total deposits compared to 29.6% in the fourth quarter of 2017.
Earnings Conference Call
The Company will host a conference call at 9:00 a.m. EST on Friday, April 27, 2018, to discuss the financial results for the quarter ended March 31, 2018. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) operating net income; (ii) taxable equivalent interest income; (iii) taxable equivalent net interest income; (iv) taxable equivalent net interest margin; (v) operating income before taxes; (vi) operating income tax expense; (vii) operating return on average assets; (viii) operating return on average equity; (ix) tangible common equity; (x) operating diluted earnings per share; and (xi) tangible book value per common share, in its analysis of the Company's performance. Operating net income excludes the revaluation of net deferred tax assets. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.
About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc. is a $2.7 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers banking, treasury management, capital markets, trust, and mortgage services to privately held companies and individuals in Atlanta, eastern Tennessee, and northwest Georgia. Atlantic Capital also provides specialized financial services to select clients nationally.

Media Contact:
Ashley Carson
Corporate and Community Affairs Executive
Email: ashley.carson@atlcapbank.com
Phone: 404-995-6050

Financial Contact:
Patrick Oakes
Executive Vice President and Chief Financial Officer
Email: patrick.oakes@atlcapbank.com
Phone: 404-995-6050

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2018	2017				First Quarter 2018 to 2017 Change
(in thousands, except share and per share data; taxable equivalent)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INCOME SUMMARY
Interest income (1)	$26,085	$25,350	$24,566	$24,545	$22,716	15%
Interest expense	4,465	4,028	4,060	3,833	3,208	39
Net interest income	21,620	21,322	20,506	20,712	19,508	11
Provision for loan losses	772	282	322	1,980	634	22
Net interest income after provision for loan losses	20,848	21,040	20,184	18,732	18,874	10
Noninterest income	3,983	3,568	3,477	5,287	3,857	3
Noninterest expense	18,392	20,594	17,504	17,623	17,744	4
Income before income taxes	6,439	4,014	6,157	6,396	4,987	29
Operating income tax expense (2)	1,401	1,953	2,105	2,067	1,757	(20)
Operating net income (2)	5,038	2,061	4,052	4,329	3,230	56
Revaluation of net deferred tax asset	—	17,398	—	—	—	—
Net income (loss) - GAAP	$5,038	$(15,337)	$4,052	$4,329	$3,230	56%

PER SHARE DATA
Diluted earnings (loss) per share - GAAP	$0.19	$(0.60)	$0.16	$0.17	$0.13
Diluted earnings per share - operating (2)	0.19	0.08	0.16	0.17	0.13
Book value per share	11.91	11.99	12.63	12.45	12.18
Tangible book value per common share (3)	10.98	11.05	11.67	11.47	11.16

PERFORMANCE MEASURES
Return on average equity - GAAP	6.66%	(18.66)%	4.96%	5.48%	4.19%
Return on average equity - operating (2)	6.66	2.51	4.96	5.48	4.19
Return on average assets - GAAP	0.76	(2.24)	0.60	0.63	0.48
Return on average assets - operating (2)	0.76	0.30	0.60	0.63	0.48
Taxable equivalent net interest margin	3.51	3.39	3.26	3.26	3.20
Efficiency ratio	72.13	83.45	73.65	68.37	76.78

CAPITAL
Average equity to average assets	11.34%	11.99%	11.99%	11.47%	11.44%
Tangible common equity to tangible assets	10.50	9.91	11.48	10.99	10.27
Tier 1 capital ratio	11.2 (5)	11.2	11.3	10.9	10.7
Total risk based capital ratio	14.2 (5)	14.1	14.3	14.0	13.8
Number of common shares outstanding - basic	25,772,208	25,712,909	25,716,418	25,654,521	25,535,013
Number of common shares outstanding - diluted	26,000,216	25,891,225	25,967,575	25,931,671	25,836,809

ASSET QUALITY
Allowance for loan losses to loans held for investment	1.01%	1.00%	0.99%	1.11%	1.05%
Net charge-offs to average loans (4)	0.05	(0.04)	0.68	0.01	0.26
Non-performing assets to total assets	0.13	0.14	0.23	0.52	0.21

(1)Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21% for the quarter ended March 31, 2018 and 35% for all four quarters of 2017, reflecting the statutory federal income tax rates. (2)Excludes revaluation of net deferred tax asset. (3)Excludes effect of acquisition related intangibles. (4)Annualized. (5)Amounts are estimates as of 3/31/18.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	March 31,	December 31,	March 31,
(in thousands, except share data)	2018	2017	2017
ASSETS
Cash and due from banks	$39,985	$38,086	$34,626
Interest-bearing deposits in banks	62,787	281,247	158,920
Other short-term investments	9,669	10,681	20,870
Cash and cash equivalents	112,441	330,014	214,416
Investment securities available-for-sale	458,730	449,117	456,942
Other investments	37,949	32,174	28,331
Loans held for sale	835	1,487	29,241
Loans held for investment	1,959,421	1,933,839	1,901,724
Less: allowance for loan losses	(19,885)	(19,344)	(19,939)
Loans held for investment, net	1,939,536	1,914,495	1,881,785
Branch premises held for sale	—	—	2,897
Premises and equipment, net	15,475	12,054	12,308
Bank owned life insurance	64,014	63,667	62,516
Goodwill and intangible assets, net	27,485	27,633	29,186
Other real estate owned	927	1,215	1,869
Other assets	61,273	59,565	82,587
Total assets	$2,718,665	$2,891,421	$2,802,078

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$599,838	$732,442	$606,386
Interest-bearing checking	302,636	306,331	259,760
Savings	29,407	26,573	30,756
Money market	911,449	1,117,891	916,390
Time	140,594	138,612	150,867
Brokered deposits	112,376	128,816	209,385
Deposits to be assumed in branch sale	—	—	29,495
Total deposits	2,096,300	2,450,665	2,203,039
Federal funds purchased and securities sold under agreements to repurchase	47,855	—	—
Federal Home Loan Bank borrowings	185,000	45,000	217,000
Long-term debt	49,577	49,535	49,408
Other liabilities	32,874	37,796	21,664
Total liabilities	2,411,606	2,582,996	2,491,111

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2018, December 31, 2017, and March 31, 2017	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 25,772,208, 25,712,909, and 25,535,013 shares issued and outstanding as of March 31, 2018, December 31, 2017, and March 31, 2017, respectively	300,893	299,474	296,608
Retained earnings	18,693	12,810	19,766
Accumulated other comprehensive (loss) income	(12,527)	(3,859)	(5,407)
Total shareholders’ equity	307,059	308,425	310,967
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,718,665	$2,891,421	$2,802,078

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except share and per share data)	Three months ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
INTEREST INCOME
Loans, including fees	$22,675	$22,043	$21,491	$21,361	$19,994
Investment securities available-for-sale	2,592	2,510	2,298	2,355	2,018
Interest and dividends on other interest‑earning assets	715	584	562	606	449
Total interest income	25,982	25,137	24,351	24,322	22,461

INTEREST EXPENSE
Interest on deposits	3,044	2,856	2,693	2,481	2,047
Interest on Federal Home Loan Bank advances	509	323	459	452	302
Interest on federal funds purchased and securities sold under agreements to repurchase	83	26	84	76	36
Interest on long-term debt	829	823	824	824	823
Total interest expense	4,465	4,028	4,060	3,833	3,208

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	21,517	21,109	20,291	20,489	19,253
Provision for loan losses	772	282	322	1,980	634
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	20,745	20,827	19,969	18,509	18,619

NONINTEREST INCOME
Service charges	1,192	1,206	1,247	1,274	1,349
Gains (losses) on sale of securities	—	17	(80)	—	—
Gains (losses) on sale of other assets	(46)	(46)	44	666	78
Mortgage income	304	290	320	388	257
Trust income	518	482	437	488	407
Derivatives income	114	94	(3)	116	(51)
Bank owned life insurance	369	384	384	384	378
SBA lending activities	1,302	843	888	1,171	1,227
Gains on sale of branches	—	—	—	302	—
Other noninterest income	230	298	240	498	212
Total noninterest income	3,983	3,568	3,477	5,287	3,857

NONINTEREST EXPENSE
Salaries and employee benefits	12,077	13,298	10,409	10,603	11,065
Occupancy	1,355	1,156	1,129	1,074	1,230
Equipment and software	787	872	776	996	805
Professional services	832	1,280	1,595	973	904
Postage, printing and supplies	58	114	63	78	85
Communications and data processing	1,043	1,111	982	1,069	987
Marketing and business development	190	225	272	179	270
FDIC premiums	147	212	308	132	314
Merger and conversion costs	—	—	—	304	—
Amortization of intangibles	343	367	391	425	470
Foreclosed property/problem asset expense	282	7	7	107	3
Other noninterest expense	1,278	1,952	1,572	1,683	1,611
Total noninterest expense	18,392	20,594	17,504	17,623	17,744

INCOME BEFORE PROVISION FOR INCOME TAXES	6,336	3,801	5,942	6,173	4,732
Provision for income taxes	1,298	19,138	1,890	1,844	1,502
NET INCOME (LOSS)	$5,038	$(15,337)	$4,052	$4,329	$3,230

Net income (loss) per common share ‑ basic	$0.20	$(0.60)	$0.16	$0.17	$0.13
Net income (loss) per common share ‑ diluted	$0.19	$(0.60)	$0.16	$0.17	$0.13

Weighted average shares - basic	25,750,824	25,723,548	25,699,179	25,621,910	25,320,690
Weighted average shares - diluted	25,945,773	25,888,064	25,890,779	25,831,281	25,672,286

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	March 31, 2018			December 31, 2017
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$78,207	$397	2.06%	$113,553	$302	1.06%
Other short-term investments	10,346	63	2.47	8,532	40	1.86
Investment securities:
Taxable investment securities	375,771	2,116	2.28	378,859	2,024	2.12
Non-taxable investment securities(1)	78,146	579	3.00	81,410	699	3.41
Total investment securities	453,917	2,695	2.41	460,269	2,723	2.35
Total loans	1,938,953	22,675	4.74	1,898,745	22,043	4.61
FHLB and FRB stock	17,895	255	5.78	16,693	242	5.75
Total interest-earning assets	2,499,318	26,085	4.23	2,497,792	25,350	4.03
Non-earning assets	205,504			222,278
Total assets	$2,704,822			$2,720,070
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,257,580	2,251	0.73	1,276,116	2,140	0.67
Time deposits	139,788	314	0.91	140,921	301	0.85
Brokered deposits	117,787	479	1.65	128,594	415	1.28
Total interest-bearing deposits	1,515,155	3,044	0.81	1,545,631	2,856	0.73
Total borrowings	156,822	592	1.53	111,879	349	1.24
Total long-term debt	49,550	829	6.79	49,507	823	6.60
Total interest-bearing liabilities	1,721,527	4,465	1.05	1,707,017	4,028	0.94
Demand deposits	638,730			649,218
Other liabilities	37,744			37,776
Shareholders' equity	306,821			326,059
Total liabilities and shareholders' equity	$2,704,822			$2,720,070
Net interest spread			3.18%			3.09%
Net interest income and net interest margin(2)		$21,620	3.51%		$21,322	3.39%

Non-taxable equivalent net interest margin			3.49%			3.35%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21% for the three months ended March 31, 2018 and 35% for the three months ended December 31, 2017, reflecting the statutory federal income tax rates.

(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

(dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	Linked Quarter Change	Year Over Year Change

Loans held for sale
Loans held for sale	$835	$1,487	$3,274	$1,744	$1,297	$(652)	$(462)
Branch loans held for sale	—	—	—	—	27,944	—	(27,944)
Total loans held for sale	$835	$1,487	$3,274	$1,744	$29,241	$(652)	$(28,406)

Loans held for investment
Commercial loans:
Commercial and industrial	$636,181	$615,359	$562,426	$578,888	$544,911	$20,822	$91,270
Commercial real estate:
Multifamily	99,227	99,553	91,219	113,571	108,215	(326)	(8,988)
Owner occupied	353,235	346,746	348,447	351,733	348,888	6,489	4,347
Investment	461,638	494,116	505,188	517,571	478,485	(32,478)	(16,847)
Construction and land:
1-4 family residential construction	6,571	6,906	9,644	11,711	11,799	(335)	(5,228)
Other construction, development, and land	139,333	108,589	122,436	113,347	123,838	30,744	15,495
Mortgage warehouse loans	44,575	39,981	41,551	47,992	58,357	4,594	(13,782)
Total commercial loans	1,740,760	1,711,250	1,680,911	1,734,813	1,674,493	29,510	66,267

Residential:
Residential mortgages	105,255	104,484	101,976	101,798	99,665	771	5,590
Home equity	70,712	76,244	78,773	79,769	81,438	(5,532)	(10,726)
Total residential loans	175,967	180,728	180,749	181,567	181,103	(4,761)	(5,136)

Consumer	30,966	29,393	31,750	31,981	32,525	1,573	(1,559)
Other	15,181	16,278	16,106	18,013	17,611	(1,097)	(2,430)
	1,962,874	1,937,649	1,909,516	1,966,374	1,905,732	25,225	57,142
Less net deferred fees and other unearned income	(3,453)	(3,810)	(4,084)	(4,283)	(4,008)	357	555
Total loans held for investment	$1,959,421	$1,933,839	$1,905,432	$1,962,091	$1,901,724	$25,582	$57,697

Total loans	$1,960,256	$1,935,326	$1,908,706	$1,963,835	$1,930,965	$24,930	$29,291

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2018	2017
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Balance at beginning of period	$19,344	$18,870	$21,870	$19,939	$20,595
Provision for loan losses	811	312	314	2,048	565
Provision for PCI loan losses	(39)	(30)	8	(68)	69
Loans charged-off:
Commercial and industrial	(126)	—	(3,292)	—	(781)
Commercial real estate	—	—	—	—	(132)
Construction and land	—	—	(16)	—	—
Residential mortgages	(70)	—	—	—	(46)
Home equity	(58)	—	(31)	(8)	—
Consumer	(3)	(13)	(7)	(57)	(332)
Other	—	—	—	—	—
Total loans charged-off	(257)	(13)	(3,346)	(65)	(1,291)
Recoveries on loans previously charged-off:
Commercial and industrial	19	192	1	7	—
Commercial real estate	—	—	—	2	—
Construction and land	—	1	15	—	—
Residential mortgages	—	—	—	1	—
Home equity	—	—	—	1	—
Consumer	7	12	8	5	1
Other	—	—	—	—	—
Total recoveries	26	205	24	16	1
Net charge-offs	$(231)	$192	$(3,322)	$(49)	$(1,290)
Balance at period end	$19,885	$19,344	$18,870	$21,870	$19,939

Loans held for investment
PCI Loans	$11,837	$11,754	$12,090	$11,510	$11,841
Non-PCI Loans	1,947,584	1,922,085	1,893,342	1,950,581	1,889,883
	$1,959,421	$1,933,839	$1,905,432	$1,962,091	$1,901,724

Non-performing loans - PCI	$1,217	$1,211	$1,289	$1,310	$1,684

Non-performing loans - Non-PCI	$2,501	$2,912	$4,553	$12,300	$3,983
Foreclosed properties (OREO)	927	1,215	1,494	1,819	1,869
Total nonperforming assets	$3,428	$4,127	$6,047	$14,119	$5,852

Allowance for loan losses to loans held for investment	1.01%	1.00%	0.99%	1.11%	1.05%
Net charge-offs to average loans (1)	0.05	(0.04)	0.68	0.01	0.26
Nonperforming loans as a percentage of total loans (2)	0.13	0.15	0.24	0.63	0.21
Nonperforming assets as a percentage of total assets (2)	0.13	0.14	0.23	0.52	0.21

(1)Annualized. (2)Excludes non-performing PCI loans.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	Linked Quarter Change	Year Over Year Change

DDA	$599,838	$732,442	$599,292	$612,744	$606,386	$(132,604)	$(6,548)
NOW	302,636	306,331	270,740	250,254	259,760	(3,695)	42,876
Savings	29,407	26,573	30,131	30,170	30,756	2,834	(1,349)
Money Market	911,449	1,117,891	865,238	882,824	916,390	(206,442)	(4,941)
Time	140,594	138,612	144,250	142,915	150,867	1,982	(10,273)
Brokered	112,376	128,816	193,994	195,047	209,385	(16,440)	(97,009)
Deposits to be assumed in branch sale	—	—	—	—	29,495	—	(29,495)
Total Deposits	$2,096,300	$2,450,665	$2,103,645	$2,113,954	$2,203,039	$(354,365)	$(106,739)

Payments Clients	$311,943	$405,873	$239,079	$250,104	$321,899	$(93,930)	$(9,956)

Average Deposits(1)

	2018	2017				Linked Quarter Change	Year Over Year Change
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

DDA	$638,730	$649,218	$628,029	$626,330	$620,325	$(10,488)	$18,405
NOW	329,171	338,741	291,810	293,160	290,862	(9,570)	38,309
Savings	29,609	29,851	30,236	30,468	30,306	(242)	(697)
Money Market	898,800	907,524	870,618	860,116	815,920	(8,724)	82,880
Time	139,788	140,921	143,862	149,898	163,021	(1,133)	(23,233)
Brokered	117,787	128,594	156,708	198,703	191,558	(10,807)	(73,771)
Total Deposits	$2,153,885	$2,194,849	$2,121,263	$2,158,675	$2,111,992	$(40,964)	$41,893

Payments Clients	$256,794	$234,558	$209,851	$244,157	$273,630	$22,236	$(16,836)

Noninterest bearing deposits as a percentage of average deposits	29.7%	29.6%	29.6%	29.0%	29.4%
Cost of deposits	0.57%	0.52%	0.50%	0.46%	0.39%

(1) Includes average balances of deposits to be assumed in branch sale.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

	2018	2017
(in thousands, except share and per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Taxable equivalent interest income reconciliation
Interest income - GAAP	$25,982	$25,137	$24,351	$24,322	$22,461
Taxable equivalent adjustment	103	213	215	223	255
Interest income - taxable equivalent	$26,085	$25,350	$24,566	$24,545	$22,716

Taxable equivalent net interest income reconciliation
Net interest income - GAAP	$21,517	$21,109	$20,291	$20,489	$19,253
Taxable equivalent adjustment	103	213	215	223	255
Net interest income - taxable equivalent	$21,620	$21,322	$20,506	$20,712	$19,508

Taxable equivalent net interest margin reconciliation
Net interest margin - GAAP	3.49%	3.35%	3.23%	3.23%	3.16%
Impact of taxable equivalent adjustment	0.02	0.04	0.03	0.03	0.04
Net interest margin - taxable equivalent	3.51%	3.39%	3.26%	3.26%	3.20%

Operating income before income taxes reconciliation
Income before income taxes - GAAP	$6,336	$3,801	$5,942	$6,173	$4,732
Taxable equivalent adjustment	103	213	215	223	255
Operating income before income taxes	$6,439	$4,014	$6,157	$6,396	$4,987

Operating income tax reconciliation
Income tax expense - GAAP	$1,298	$19,138	$1,890	$1,844	$1,502
Taxable equivalent adjustment	103	213	215	223	255
Revaluation of net deferred tax asset	—	(17,398)	—	—	—
Operating income tax expense	$1,401	$1,953	$2,105	$2,067	$1,757

Operating net income reconciliation
Net income (loss) - GAAP	$5,038	$(15,337)	$4,052	$4,329	$3,230
Revaluation of net deferred tax asset	—	17,398	—	—	—
Operating net income	$5,038	$2,061	$4,052	$4,329	$3,230

Operating diluted earnings per share reconciliation
Diluted earnings (loss) per share - GAAP	$0.19	$(0.60)	$0.16	$0.17	$0.13
Revaluation of net deferred tax asset	—	0.68	—	—	—
Diluted earnings per share - operating	$0.19	$0.08	$0.16	$0.17	$0.13

Tangible book value per common share reconciliation
Total shareholders’ equity	$307,059	$308,425	$324,754	$319,435	$310,967
Intangible assets	(24,050)	(24,393)	(24,760)	(25,151)	(25,913)
Total tangible common equity	$283,009	$284,032	$299,994	$294,284	$285,054
Common shares outstanding	25,772,208	25,712,909	25,716,418	25,654,521	25,535,013
Book value per common share - GAAP	$11.91	$11.99	$12.63	$12.45	$12.18
Tangible book value	10.98	11.05	11.67	11.47	11.16

Return on average equity reconciliation
Net income (loss) - GAAP	$5,038	$(15,337)	$4,052	$4,329	$3,230
Revaluation of net deferred tax asset	—	17,398	—	—	—
Operating net income	$5,038	$2,061	$4,052	$4,329	$3,230
Average shareholders' equity	$306,821	$326,059	$323,832	$316,825	$308,261
Return on average equity - GAAP	6.66%	(18.66)%	4.96%	5.48%	4.19%
Return on average equity - operating	6.66	2.51	4.96	5.48	4.19

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

	2018	2017
(in thousands, except share and per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Return on average assets reconciliation
Net income (loss) - GAAP	$5,038	$(15,337)	$4,052	$4,329	$3,230
Revaluation of net deferred tax asset	—	17,398	—	—	—
Operating net income	$5,038	$2,061	$4,052	$4,329	$3,230
Average assets	$2,704,822	$2,720,070	$2,701,387	$2,762,389	$2,694,715
Return on average assets - GAAP	0.76%	(2.24)%	0.60%	0.63%	0.48%
Return on average assets - operating	0.76	0.30	0.60	0.63	0.48

Tangible common equity to tangible assets reconciliation
Total shareholders’ equity	$307,059	$308,425	$324,754	$319,435	$310,967
Intangible assets	(24,050)	(24,393)	(24,760)	(25,151)	(25,913)
Total tangible common equity	$283,009	$284,032	$299,994	$294,284	$285,054

Total assets	$2,718,665	$2,891,421	$2,638,412	$2,702,575	$2,802,078
Intangible assets	(24,050)	(24,393)	(24,760)	(25,151)	(25,913)
Total tangible assets	$2,694,615	$2,867,028	$2,613,652	$2,677,424	$2,776,165
Tangible common equity to tangible assets	10.50%	9.91%	11.48%	10.99%	10.27%